Exhibit 99.1

For Release: Tues., Nov. 1, 2011, 10 a.m. EDT

GM’s U.S. Sales Up 2 Percent in October

Chevrolet sales increase 6 percent, led by Cruze and Equinox

DETROIT – General Motors Co. (NYSE: GM) today reported total sales of 186,895 vehicles in October, up 2 percent compared with October 2010. Retail deliveries were up 3 percent compared with the same month a year ago and accounted for 77 percent of GM sales. Deliveries to fleet customers were essentially flat.

“Chevrolet led the way for GM in October driven by the continued success of the Cruze and Equinox,” said Don Johnson, vice president, U.S. Sales Operations. “Chevrolet, Buick, Cadillac and GMC have all performed well this year, which has set the stage for our transition to a higher mix of 2012 model-year vehicles. Combined with the launches of several new fuel-efficient cars, including the Chevrolet Sonic and Buick LaCrosse eAssist, we are very well positioned going forward.”

In October, GM’s year-over-year passenger car sales increased 4 percent, crossover sales decreased 1 percent and sales of trucks, which include full-size pickups, vans and SUVs, increased 2 percent. For the month, 2012 models accounted for 80 percent of passenger car sales and about half of truck and crossover sales.

Highlights for October include double-digit sales increases for the Chevrolet Equinox, Camaro and Express, the Cadillac SRX, the Buick Regal and the GMC Terrain, as well as the continued success of the Chevrolet Cruze.

In addition, Chevrolet dealers delivered more than 1,100 Volts for the vehicle’s best month to date, and GM remains on track to expand Volt availability to 2,600 dealers in all 50 states by the end of the year. The new 40-mpg Chevrolet Sonic also is building momentum, with sales of more than 3,800 units in its second month of launch.

Calendar year to date, all four GM brands have increased their sales compared with the same period a year ago, with Chevrolet, GMC and Buick posting double-digit increases.

Sales Highlights	Oct. 2011 Total Sales (vehicles)	Total Change vs. Oct. 2010	Oct. 2011 Retail Sales vs. Oct. 2010	CYTD Total Sales (vehicles)	CYTD Total Sales Change vs. 2010	CYTD Retail Sales Change vs. 2010
Chevrolet	131,804	6.0%	7.1%	1,485,747	14.3%	21.0%
GMC	31,609	(4.6%)	0.1%	326,556	23.1%	20.3%
Buick	11,687	(7.0%)	(9.1%)	151,779	19.9%	20.4%
Cadillac	11,795	(11.9%)	(12.3%)	124,985	5.6%	12.7%

Total GM	186,895	1.9%	2.6%	2,089,067	15.4%	20.2%

Inventory	Units @ Oct. 31, 2011	Days Supply (selling days adjusted)	Units @ Sept. 30, 2011	Days Supply (selling days adjusted)
All Vehicles	592,151	82	558,157	67
Full-size Pickups	207,596	104	208,650	88

Industry Sales	Sept.	Oct. SAAR (est.)	CYTD SAAR (est.)	Full Year 2011 (est.)
Total Vehicles	13.4 million	13.7 million	12.9 million	13.0 million – 13.5 million (low end)

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM’s brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:

Jim Cain

GM Communications

Cell: 313-407-2843

james.cain@gm.com

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

GM U.S. Deliveries for October 2011 - Divisional Brand Level

*S/D Curr: 26	October				(Calendar Year-to-Date) January - October
*S/D Prev: 27	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Vehicle Total	186,895	183,759	1.7	5.6	2,089,067	1,822,303	14.6
Brand Total	186,895	183,392	1.9	5.8	2,089,067	1,810,291	15.4
Other Brand Total	0	367	***.*	***.*	0	12,012	***.*

GM Vehicle Deliveries by Marketing Division

	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Buick Total	11,687	12,569	-7.0	-3.4	151,779	126,569	19.9
Cadillac Total	11,795	13,393	-11.9	-8.5	124,985	118,406	5.6
Chevrolet Total **	131,804	124,294	6.0	10.1	1,485,747	1,300,084	14.3
GMC Total **	31,609	33,136	-4.6	-0.9	326,556	265,232	23.1
Brand Total	186,895	183,392	1.9	5.8	2,089,067	1,810,291	15.4
HUMMER Total	0	242	***.*	***.*	0	3,749	***.*
Pontiac Total	0	83	***.*	***.*	0	1,045	***.*
Saab Total	0	0	***.*	***.*	0	608	***.*
Saturn Total	0	42	***.*	***.*	0	6,610	***.*
Other Brand Total	0	367	***.*	***.*	0	12,012	***.*

GM Vehicle Total	186,895	183,759	1.7	5.6	2,089,067	1,822,303	14.6

*	Twenty-six selling days for the October period this year and twenty-seven for last year.
**	Calendar Year 2010 includes GMC & Chevrolet Dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for October 2011 by Model

	October				(Calendar Year-to-Date) January - October
	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Selling Days (S/D)	26	27

Enclave	4,509	4,693	-3.9	-0.2	48,913	44,982	8.7
LaCrosse	4,048	4,432	-8.7	-5.2	49,106	51,968	-5.5
Lucerne	849	1,810	-53.1	-51.3	18,822	22,331	-15.7
Regal	2,281	1,634	39.6	45.0	34,938	7,288	379.4
Buick Total	11,687	12,569	-7.0	-3.4	151,779	126,569	19.9

CTS	3,918	4,242	-7.6	-4.1	45,818	36,758	24.6
DTS	404	1,731	-76.7	-75.8	11,159	15,718	-29.0
Escalade	1,424	1,432	-0.6	3.3	11,915	12,485	-4.6
Escalade ESV	722	951	-24.1	-21.2	6,492	6,649	-2.4
Escalade EXT	163	243	-32.9	-30.3	1,578	1,619	-2.5
SRX	4,984	4,423	12.7	17.0	44,845	41,153	9.0
STS	180	364	-50.5	-48.6	3,166	3,837	-17.5
XLR	0	7	***.*	***.*	12	187	-93.6
Cadillac Total	11,795	13,393	-11.9	-8.5	124,985	118,406	5.6

Avalanche	1,696	1,922	-11.8	-8.4	15,685	16,950	-7.5
Aveo	65	6,038	-98.9	-98.9	28,547	41,324	-30.9
Camaro	6,119	5,013	22.1	26.8	76,368	71,521	6.8
Caprice	116	0	***.*	***.*	614	0	***.*
Captiva Sport	2,140	0	***.*	***.*	2,140	0	***.*
Chevy C/T Series	0	1	***.*	***.*	0	9	***.*
Chevy W Series	0	24	***.*	***.*	0	258	***.*
Cobalt	7	1,971	-99.6	-99.6	850	95,809	-99.1
Colorado	2,093	2,231	-6.2	-2.6	26,078	20,657	26.2
Corvette	946	1,011	-6.4	-2.8	11,216	10,809	3.8
Cruze	14,295	5,048	183.2	194.1	201,819	5,564	***.*
Equinox	15,108	12,773	18.3	22.8	160,143	111,828	43.2
Express	6,421	5,044	27.3	32.2	58,095	48,519	19.7
HHR	68	4,802	-98.6	-98.5	36,839	67,253	-45.2
Impala	11,982	12,389	-3.3	0.4	150,104	145,974	2.8
Kodiak 4/5 Series	0	29	***.*	***.*	10	1,183	-99.2
Kodiak 6/7/8 Series	0	26	***.*	***.*	0	241	***.*
Malibu	10,239	12,353	-17.1	-13.9	181,505	175,599	3.4
Silverado-C/K Pickup	36,656	34,283	6.9	11.0	333,092	301,998	10.3
Sonic	3,833	0	***.*	***.*	5,539	0	***.*
Suburban (Chevy)	4,655	4,354	6.9	11.0	37,710	36,162	4.3
Tahoe	7,060	6,725	5.0	9.0	63,696	61,868	3.0
TrailBlazer	0	2	***.*	***.*	33	215	-84.7
Traverse	7,197	8,255	-12.8	-9.5	90,661	86,267	5.1
Uplander	0	0	***.*	***.*	0	76	***.*
Volt	1,108	0	***.*	***.*	5,003	0	***.*
Chevrolet Total	131,804	124,294	6.0	10.1	1,485,747	1,300,084	14.3

Acadia	5,034	5,407	-6.9	-3.3	67,047	55,136	21.6
Canyon	778	913	-14.8	-11.5	8,412	6,568	28.1
Envoy	0	1	***.*	***.*	5	81	-93.8
GMC C/T Series	0	2	***.*	***.*	0	54	***.*
GMC W Series	0	32	***.*	***.*	0	357	***.*
Savana	910	1,242	-26.7	-23.9	14,006	11,843	18.3
Sierra	13,362	12,983	2.9	6.9	120,704	103,218	16.9
Terrain	6,350	5,445	16.6	21.1	69,801	45,314	54.0
Topkick 4/5 Series	0	51	***.*	***.*	5	901	-99.4
Topkick 6/7/8 Series	0	51	***.*	***.*	8	418	-98.1
Yukon	2,958	3,704	-20.1	-17.1	27,295	22,573	20.9
Yukon XL	2,217	3,305	-32.9	-30.3	19,273	18,769	2.7
GMC Total	31,609	33,136	-4.6	-0.9	326,556	265,232	23.1

Brand Total	186,895	183,392	1.9	5.8	2,089,067	1,810,291	15.4

HUMMER Total	0	242	***.*	***.*	0	3,749	***.*

Pontiac Total	0	83	***.*	***.*	0	1,045	***.*

Saab Total	0	0	***.*	***.*	0	608	***.*

Saturn Total	0	42	***.*	***.*	0	6,610	***.*

Other Brand Total	0	367	***.*	***.*	0	12,012	***.*

GM Vehicle Total	186,895	183,759	1.7	5.6	2,089,067	1,822,303	14.6

Sales Reporting and Data Management	Page 2 of 2